CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 461 and Amendment No. 464 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated January 29, 2025 on the financial statements and financial highlights of Alpha Blue Capital US Small-Mid Cap Dynamic ETF, a series of EA Series Trust. Such financial statements and financial highlights appear in the 2024 Financial Statements in Form N-CSR, which is incorporated by reference into the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 27, 2025